IQST – iQSTEL Q1 Record Breaking Revenue Exceeds $50M Not Including Recent Acquisition

NEW YORK, April 11, 2024 -- iQSTEL Inc. (OTC-QX: IQST) today announced the company’s FY-2024 Q1 record breaking revenue exceeds $50 million based on preliminary accounting. On April 1, 2024, the company acquired QXTEL. A Pro Forma financial statement was published on February 8, 2024. With the acquisition of QXTEL, iQSTEL is now a quarter billion dollar in revenue company.

The $50 million Q1 FY-2024 record breaking revenue results announced today do not include any benefit from the QXTEL acquisition. Management anticipates maintaining the recently established profitability trend that began Q3 FY-2023.

At the same time, management expects record breaking revenue, gross profit, operating income, and net income in Q2 FY-2024 when iQSTEL’s results will include the benefit of the QXTEL acquisition for the first time.

Mr. Iglesias, iQSTEL CEO, commented: “Our Telecommunications Business is advancing at a sky rocketing pace, and this is only the beginning. We anticipate achieving a seven digit positive operating income this year”.

Management plans to participate in a variety of interviews over the course of Q2. Stay tuned and look for an opportunity to ask management your own questions.

About IQSTEL:

iQSTEL Inc. (OTC-QX: IQST) (www.iQSTEL.com) is a US-based, multinational publicly listed company preparing for a Nasdaq up-listing, that became in a quarter billion revenue company in FY2024. iQSTEL's mission is to serve basic human needs in today's modern world by making the necessary tools accessible regardless of race, ethnicity, religion, socioeconomic status, or identity.  iQSTEL recognizes that in today's modern world, the pursuit of the human hierarchy of needs (physiological, safety, relationship, esteem and self-actualization) is marginalized without access to ubiquitous communications, the freedom of virtual banking, clean affordable mobility and information and content. iQSTEL has 4 Business Divisions delivering accessibly to the necessary tools in today's pursuit of basic human needs: Telecommunications, Fintech, Electric Vehicles and Metaverse.

•	The Enhanced Telecommunications Services Division (Communications) includes VoIP, SMS, International Fiber-Optic, Proprietary Internet of Things (IoT), and a Proprietary Mobile Portability Blockchain Platform.
•	The Fintech Division (Financial Freedom) includes remittances services, top up services, Master Card Debit Card, a US Bank Account (No SSN required), and a Mobile App.
•	The Electric Vehicles (EV) Division (Mobility) offers Electric Motorcycles and plans to launch a Mid Speed Cars.
•	The Artificial Intelligence (AI)-Enhanced Metaverse Division (information and content) includes an enriched and immersive white label proprietary AI-Enhanced Metaverse platform to access products, services, content, entertainment, information, customer support, and more in a virtual 3D interface.

The company continues to grow and expand its suite of products and services both organically and through mergers and acquisitions.  iQSTEL has completed 10 acquisitions since June 2018 and continues to develop an active pipeline of potential future acquisitions.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates, and projections about our business based partly on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release. This press release does not constitute a public offer of any securities for sale. Any securities offered privately will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

iQSTEL Inc.
IR US Phone: 646-740-0907
IR Email: investors@iqstel.com

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iQSTEL Inc.
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www.iqstel.com